                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED
                                              BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             NABI BIOPHARMACEUTICALS
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

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     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                                    [GRAPHIC]

                              Nabi Biopharmaceuticals
                     5800 Park of Commerce Boulevard, N.W.
                           Boca Raton, Florida 33487

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 17, 2002

                               -----------------

   The Annual Meeting of Stockholders of Nabi Biopharmaceuticals will be held on Friday, May 17, 2002 at 10:00 A.M., Eastern Daylight Savings Time, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida, for the following purposes:

    1. To elect a Board of Directors; and

    2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   Stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   The annual report of Nabi Biopharmaceuticals for the year 2001 is enclosed.

   Stockholders of record may vote their proxies by signing, dating and returning the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card or by accessing the Internet web site listed on the enclosed Proxy Card. If your shares are held in the name of a bank or broker, you may be able to vote by telephone or the Internet. Please follow the instructions on the form you receive from your bank or broker. The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you have submitted a proxy by mail, telephone or the Internet. If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker in order to vote your shares at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Constantine Alexander
                                          Secretary
April 15, 2002

                                    [GRAPHIC]

                              Nabi Biopharmaceuticals
                     5800 Park of Commerce Boulevard, N.W.
                           Boca Raton, Florida 33487

                               -----------------

                                PROXY STATEMENT

                               -----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 17, 2002

   This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Nabi Biopharmaceuticals, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $.10 per share (the "Common Stock"), for the Annual Meeting of Stockholders to be held on Friday, May 17, 2002 (the "Annual Meeting").

   The Company's principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company first mailed this Proxy Statement to its stockholders on or about April 15, 2002.

                         VOTING AT THE ANNUAL MEETING

   Stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 38,215,579 shares of Common Stock. All of such shares are entitled to vote on all matters which properly come before the Annual Meeting, and each stockholder will be entitled to one vote for each such share held of record.

   Each proxy that is properly received, whether by mail, telephone or the Internet, prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions relating thereto. If no instruction is indicated, the shares will be voted for the election of the nominees for director listed in this Proxy Statement. You may revoke your proxy at any time before it is exercised by submitting a proxy by mail, telephone or the Internet on a later date, by delivering a written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

   A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Broker non-votes are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting, because they are not considered votes cast.

                                    ITEM I

                             ELECTION OF DIRECTORS

   The Company's By-laws provide that it shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of directors then in office. The Board of Directors has fixed the number of directors at eight. All of the nominees are currently serving as directors of the Company.

   Your proxy will confer discretionary authority to vote on the election of any person to serve as a director if a nominee named herein is unable to serve or for good cause will not serve. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

   Each of the following directors has been nominated for reelection at the Annual Meeting:

   David L. Castaldi, age 62, has been a director of the Company since July 1994. He is currently an independent consultant. He was Chancellor and Chief Financial Officer for the Roman Catholic Archdiocese of Boston from January 2001 to June 2001. From August 1998 to December 1999, he was Chief Executive Officer of Cadent Medical Corp. ("Cadent"), a medical device company that he co-founded. Mr. Castaldi was Chairman of Cadent from October 1996 until Cadent was acquired by Cardiac Science Corp. in July 2000. From August 1996 to August 1998, he was Chairman and Chief Executive Officer of Biolink Corporation, a medical device company.

   Geoffrey F. Cox, Ph.D., age 58, has been a director of the Company since December 2000. He has been Chairman and Chief Executive Officer of Genzyme Transgenics Corp. ("GTC"), a biopharmaceutical company, since July 2001. From November 1997 to July 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to November 1997, he was employed by Genzyme Corporation, a biotechnology company, serving most recently as its Executive Vice President, Operations. Dr. Cox also serves on the Board of Directors of GTC.

   George W. Ebright, age 63, is retired. He has been a director of the Company since November 1995. Until December 1994, Mr. Ebright was Chairman of Cytogen Corporation, a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer and a director. For 26 years prior to 1989, he held various management positions at SmithKline Beecham Corporation, a pharmaceutical company, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the Boards of Directors of West Pharmaceutical Services, Inc. and Arrow International, Inc.

   David J. Gury, age 63, has served as Chairman of the Board, President and Chief Executive Officer of the Company since April, 1992. Previously, from May 1984, Mr. Gury served as President and Chief Operating Officer of the Company. Mr. Gury has been a director of the Company since 1984.

   Richard A. Harvey, Jr., age 52, has been a director of the Company since 1992. He has been President of Stonebridge Associates, LLC, an investment banking firm, since January 1996.

   Linda Jenckes, age 54, has been a director of the Company since 1997. Ms. Jenckes has been President of Linda Jenckes & Associates, a government relations consulting firm that she founded, since 1995. Ms. Jenckes also serves on the Boards of Directors of the National Multiple Sclerosis Society and the National Polycystic Kidney Disease Research Foundation.

   Thomas H. McLain, age 44, has been a director of the Company and has served as Executive Vice President and Chief Operating Officer since April 2001. From 1998 to April 2001, Mr. McLain served the Company as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, an eye care company, where he held various positions of increasing responsibility, including Staff Vice President, Business Process Reengineering. Before joining Bausch & Lomb, Mr. McLain practiced with the accounting firm of Ernst & Young LLP.

   Stephen G. Sudovar, age 55, has been a director of the Company since January 2002. He has been President and Chief Executive Officer of EluSys Therapeutics, Inc., a biopharmaceutical company, since September 1999. From 1988 to August 1999, he was President of Roche Labs, a healthcare company. Mr. Sudovar also serves on the Board of Directors of Atherogenics, Inc.

Information Regarding Board of Directors and Committees

   The Board of Directors of the Company, which held seven meetings in 2001, has formed the following standing committees.

   (1) The Audit Committee, consisting of Mr. Castaldi, Dr. Cox and Ms. Jenckes, the function of which is to: (i) make recommendations to the Board of Directors with regard to the selection of the Company's independent accountants; (ii) monitor the independence of the Company's independent accountants, including any relationship or services that may impact the objectivity and independence of the Company's independent accountants; (iii) review the Company's financial statements and the results of the independent audit, including the adequacy of internal controls and financial accounting policies; and (iv) oversee or conduct special investigations or other functions at the request of the Board of Directors. The Audit Committee met nine times in 2001.

   (2) The Compensation Committee, consisting of Messrs. Ebright, Harvey and Sudovar, the function of which is to establish the Company's executive officer compensation policies and to administer such policies. The Compensation Committee met three times in 2001.

   During the last full fiscal year, each incumbent director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and
(ii) all meetings of all committees of the Board on which he or she served during the periods that he or she served.

   Each non-employee director receives an annual retainer of $15,000 plus a fee of $500 for each meeting of the Board or any committee thereof attended by the director (except for meetings attended by conference telephone, in which case the fee is $100). Fees are paid for attendance at committee meetings even if they are scheduled in connection with Board meetings. Pursuant to the Company's Stock Plan for Non-Employee Directors, each non-employee director may elect to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash. Directors also are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof.

   Pursuant to the Company's Stock Plan for Non-Employee Directors, any non-employee director elected to office at a special meeting of stockholders or by the Board of Directors since the last annual meeting is entitled to receive an option to purchase shares of Common Stock. In addition, on the date of each annual meeting of stockholders, each non-employee director continuing in office is entitled to receive an option to purchase shares of Common Stock. The number of shares underlying such options is determined by the Board of Directors in its sole discretion. Unless the Board of Directors otherwise determines, each such option becomes exercisable to the full extent of all shares covered thereby six months after the date of the grant.

   There are no family relationships among any of the directors or executive officers of the Company.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table contains information concerning the compensation of the Chief Executive Officer and certain other highly compensated executive officers for each of the Company's last three completed fiscal years (such executive officers, including the Chief Executive Officer, are sometimes collectively referred to in this Proxy Statement as the "named executive officers").

                                                                                   Long Term Compensation
                                                  Annual Compensation                      Awards
                                         -----------------------------------    -------------------------
                                                                                Securities
                                         Salary  Bonus         Other Annual     Underlying     All Other
   Name and Principal Position      Year ($)(1)  ($)(2)     Compensation ($)(3) Options (#) Compensation ($)
   ---------------------------      ---- ------- -------    ------------------- ----------- ----------------
David J. Gury...................... 2001 476,808 900,302(4)        17,417(5)      185,300        52,862(6)
 Chairman of the Board,             2000 454,615  77,900           28,074(5)      195,067        52,862
  President and Chief               1999 442,058      --           20,681(5)      190,000        54,921
  Executive Officer

Thomas H. McLain................... 2001 252,192 419,965(4)           412         191,100        20,580(6)
 Executive Vice President and       2000 205,135  36,902              325          78,356        15,580
 Chief Operating Officer            1999 180,962      --           21,160(7)       60,000        13,951

Bruce K. Farley(8)................. 2001 137,115 323,750(4)           400          54,500        15,300(6)
  former Senior Vice President,     2000 193,654  57,963              390          79,663        15,814
  Manufacturing Operations          1999 167,346      --          129,872(7)       75,000        12,255

Robert B. Naso, Ph.D............... 2001 250,419 197,662              531          83,000        12,774(6)
  Senior Vice President,            2000 236,827  42,300              522         148,811        12,774
  Quality, Regulatory and Product   1999 228,365      --              695          52,500        12,639
  Development

C. Thomas Johns(9)................. 2001 167,615 262,188(4)           242          20,676         9,814(6)
  Senior Vice President,            2000      --      --               --              --            --
  Manufacturing Operations          1999      --      --               --              --            --

Mark L. Smith(10).................. 2001 191,665 155,925              195          90,230         9,580(6)
  Senior Vice President, Finance,   2000      --      --               --              --            --
  Chief Financial Officer, Chief    1999      --      --               --              --            --
  Accounting Officer, and
  Treasurer

--------
(1) Includes for certain individuals accrued unused vacation reimbursements that were paid in cash.

(2) Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year. In the Company's previous proxy statements, bonuses were included in the year they were paid.

(3) Unless otherwise noted, consists entirely of the taxable benefit under the Company's Supplemental Executive Retirement Program (the "SERP").

(4) Includes special bonuses in the amounts of $314,000, $169,000, $200,000 and $166,000 paid to, respectively, Messrs. Gury, McLain, Farley and Johns in connection with the sale of a majority of the Company's antibody collection business.

(5) Includes reimbursements to Mr. Gury for payment of tax on life insurance premiums. Such reimbursements were in the amounts of $16,419 for 2001, $17,902 for 2000 and $19,635 for 1999.

(6) Includes premiums for life insurance in the amounts of $27,462, $180, $414, $180, $287 and $774 paid by the Company on behalf of, respectively, Messrs. Gury, McLain, Johns, Smith and Farley and Dr. Naso during 2001. Also includes contributions made by the Company under its 401(k) plan in the amounts of: (i) $3,400 each on behalf of Messrs. Gury, McLain, Johns and Smith; and (ii) $3,013 on behalf of Mr. Farley during 2001. Also includes premiums for split dollar life insurance contributions under the SERP in the amounts of: (i) $22,000 on behalf of Mr. Gury; (ii) $17,000 on behalf of Mr. McLain;
   (iii) $6,000 each on behalf of Messrs. Johns and Smith; and (iv) $12,000 each on behalf of Dr. Naso and Mr. Farley during 2001, which premium payments (less $998, $412, $242, $195, $531 and $400, respectively, for
   2001) are recoverable by the Company in the event of the employee's termination of employment or death.

(7) Includes relocation expenses paid in the amounts of $20,725 for Mr. McLain in 1999 and $129,656 for Mr. Farley in 1999.

(8) Mr. Farley resigned in September 2001.

(9) Mr. Johns became an executive officer in 2001.

(10) Mr. Smith became an executive officer in 2001.

Option/SAR Grants in Last Fiscal Year

   The following table contains information concerning individual grants of stock options made during the Company's last completed fiscal year to each of the named executive officers. To date, the Company has not granted stock appreciation rights.

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                          Annual Rates of Stock
                                                                          Price Appreciation for
                                        Individual Grants                      Option Terms
                         ------------------------------------------------ ----------------------
                         Number of
                         Securities  Percent of
                         Underlying Total Options
                          Options    Granted To
                          Granted   Employees in    Exercise   Expiration
Name                       (#)(1)    Fiscal Year  Price ($/sh)    Date      5%($)      10%($)
----                     ---------- ------------- ------------ ----------  -------    ---------
David J. Gury(2)........  151,500       7.91%       $4.6875    02/05/2011 446,613    1,131,806
                           33,800       1.77%       $7.0100    08/02/2011 149,009      377,618
Thomas H. McLain(3).....   73,000       3.81%       $4.6875    02/05/2011 215,200      545,359
                          100,000       5.22%       $5.1880    03/02/2011 326,271      826,834
                           18,100       0.95%       $7.0100    08/02/2011  79,795      202,216
Bruce K. Farley(4)......   54,500       2.85%       $4.6875    09/06/2005  55,055      118,563
Robert B. Naso, Ph.D.(3)   83,000       4.34%       $4.6875    02/05/2011 244,679      620,065
C. Thomas Johns(3)......   20,676       1.08%       $4.6875    02/05/2011  60,952      154,464
Mark L. Smith(3)........   30,230       1.58%       $4.6875    02/05/2011  89,116      225,838
                           20,000       1.04%       $5.0630    03/29/2011  63,682      161,382
                           20,000       1.04%,      $6.1900    05/18/2011  77,857      197,305
                           20,000       1.04%       $7.0100    08/02/2011  88,171      223,443

--------
(1) Options to purchase 33,800 shares of Common Stock granted to Mr. Gury on August 2, 2001, options to purchase 18,100 shares of Common Stock granted to Mr. McLain on August 2, 2001, and options to purchase 40,000 shares of Common Stock granted to Mr. Smith on May 18, 2001 (20,000) and August 2, 2001 (20,000) are presently exercisable. All other options granted in 2001 become exercisable in annual cumulative installments of 25%, commencing one year from the date of grant, with full exercisability on the fourth anniversary of the date of grant. The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company, the Compensation Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company.

(2) Under the terms of his change of control agreement, all of Mr. Gury's non-vested options will immediately vest and become exercisable upon a change of control. Under the terms of his employment agreement, if Mr. Gury is terminated without cause (as defined therein), 50% of all of his non-vested options will immediately vest and become exercisable.

(3) Under the terms of their employment agreements, if any of Messrs. McLain, Johns and Smith and Dr. Naso is terminated without cause (as defined in his employment agreement), all of his non-vested options will immediately vest and be exercisable for one year following his termination date, but in no event later than the original option expiration date. Under the terms of their change of control agreements, if the employment of any of Messrs. McLain, Johns and Smith and Dr. Naso is terminated in connection with a change of control, all of his options will immediately vest and be exercisable for (i) the remainder of the option term(s) or (ii) a period of five years from the termination date, whichever is shorter.

(4) Mr. Farley resigned in September 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table contains information concerning exercises of stock options during the Company's last completed fiscal year by the named executive officers and the fiscal year-end value of unexercised options, provided on an aggregated basis.

                                             Number of Securities  Value of Unexercised
                                            Underlying Unexercised     In-the-Money
                                                  Options at            Options at
                                             December 29, 2001(#)  December 29, 2001($)
                         Shares     Value   ---------------------- --------------------
                      Acquired on  Realized      Exercisable/          Exercisable/
Name                  Exercise (#)   ($)        Unexercisable        Unexercisable(1)
----                  ------------ -------- ---------------------- --------------------
David J. Gury........      --         --       831,755/434,235     3,860,864/2,635,315
Thomas H. McLain.....      --         --       123,939/280,517       848,701/1,672,738
Bruce K. Farley(2)...      --         --             209,163/0             1,269,364/0
Robert B. Naso, Ph.D.      --         --       256,171/250,881     1,147,750/1,462,967
C. Thomas Johns......      --         --         28,388/53,596         140,683/309,252
Mark L. Smith........      --         --         57,957/84,104         276,077/472,309

--------
(1) Calculated using the difference between the option exercise price and $11.00, the closing price of the Company's Common Stock on the Nasdaq National Market ("Nasdaq") on December 28, 2001. The closing price of the Company's Common Stock on Nasdaq on April 1, 2002 was $6.05.

(2) Mr. Farley resigned in September 2001.

Employment Agreements

   The Company has employment agreements with each of the named executive officers who is currently employed by the Company. The employment agreement with Mr. Johns, effective as of October 1, 2001, expires on September 30, 2004. The employment agreement with Mr. Smith, effective as of April 1, 2001, expires on March 31, 2004. The employment agreement with Mr. McLain, effective as of April 1, 2001, expires on March 31, 2004. The employment agreement with Dr. Naso, effective as of August 1, 2001, expires on July 31, 2004. As of December 29, 2001, the salaries paid under the employment agreements with Messrs. Johns, Smith and McLain and Dr. Naso were $180,000, $189,000, $260,000 and $247,000 per year, respectively. Such salaries are subject to discretionary annual increases as determined by the Compensation Committee. Under the employment agreements with Messrs. Johns, Smith and McLain and Dr. Naso (collectively, the "Employment Agreements"), each of the employees is eligible to participate in the Company's fringe benefit programs and is entitled to receive such bonus or other additional compensation as determined by the Compensation Committee. In addition, Messrs. Johns, Smith and McLain and Dr. Naso are entitled to receive a monthly automobile allowance. Each of the Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if any of Messrs. Johns, Smith and McLain and Dr. Naso is terminated without cause (as defined in each Employment Agreement) he is entitled to receive: (i) severance pay of 12 months of his annual base salary as in effect at the time of such termination; (ii) pro rated bonus compensation; (iii) continued fringe benefits for a 12 month period; and (iv) immediate vesting of all of his non-vested options, which will be exercisable for one year past the termination date, but in no event later than the original option expiration date. Each of the Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

   Mr. Gury's employment agreement was effective as of January 1, 1993, and automatically continues for successive one-year terms on January 1 of each year unless at least 180 days prior written notice of termination is given by either Mr. Gury or the Company. As of December 29, 2001, Mr. Gury's base salary under his employment agreement was $483,000 per year. Such salary is subject to discretionary annual increases as determined by the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Compensation Committee. The employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury's employment at any time during the term of the employment agreement (including any automatic extension thereof). If the termination is without cause (as defined in the agreement), for a period of three years Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, 50% of Mr. Gury's then unvested (i) stock options, (ii) restricted stock awards, and (iii) stock appreciation rights, if any, will immediately vest and become exercisable. During such period, Mr. Gury will continue to receive all benefits that he otherwise is entitled to receive under the employment agreement and professional outplacement services at the Company's expense. The employment agreement also provides under certain circumstances for severance benefits in the event that Mr. Gury terminates his employment following the initial term of the agreement. Mr. Gury's employment agreement provides that he will not compete with the Company during any period in which he is receiving severance payments. In addition, in certain circumstances involving the termination of Mr. Gury's employment following a change in control of the Company, Mr. Gury will receive: (i) a lump sum payment of three times his base salary and average bonus; (ii) professional outplacement services at the Company's expense; (iii) continued benefits for three years; and (iv) immediate vesting of all of his then-unvested options.

Change of Control Agreements

   The Company has entered into change of control agreements with Messrs. McLain, Johns and Smith and Dr. Naso. Although specific rights and obligations are different under each agreement, the general terms of these agreements are similar. The change of control agreements provide for severance benefits in the event that the employee's employment terminates in connection with a change of control. Primarily, the change of control agreements provide for the payment of an amount equal to a multiple of the sum of (a) the higher of (i) the employee's annual base salary or (ii) the employee's base salary immediately prior to the change of control plus (b) the employee's average bonuses for the three most recently-ended fiscal years prior to the change of control. For Messrs. McLain and Smith and Dr. Naso, such amount is payable in a lump sum. For Mr. McLain, the multiple is two. For Mr. Smith and Dr. Naso, the multiple is one and one-half. For Mr. Johns, such amount is payable in nine equal monthly payments and the multiple is three-fourths. In addition, the change of control agreements provide for the following severance benefits: (i) the continuation of employee benefit programs; (ii) any compensation previously deferred by the employee; (iii) accelerated vesting of all outstanding stock options held by the employee; and (iv) the payment by the Company for outplacement services provided to the employee.

Comparative Stock Performance

   The following graph and chart compare during the five-year period commencing December 31, 1996 and ending December 31, 2001 the annual change in the cumulative total return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks indices, assuming the investment of $100 on December 31, 1996 (at the market close) and the reinvestment of any dividends.




                                    [CHART]



              NABI             NASDAQ STOCK     NASDAQ PHARMACEUTICAL
       BIOPHARMACEUTICALS  MARKET (U.S.) INDEX       STOCKS INDEX
       ------------------  -------------------  ---------------------
1996        $100.00              $100.00               $100.00
1997          38.93               122.48                103.05
1998          30.72               172.70                130.81
1999          52.86               320.87                246.64
2000          52.86               193.00                307.65
2001         125.71               153.15                262.19

Compensation Committee Report

   Executive compensation levels are based on a compensation program developed by the Compensation Committee in February 1993 and modified from time to time since then.

   Management Compensation Program. The Company's Management Compensation Program (the "Program") was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company's Vice President of Human Resources, and incorporates the results of a study undertaken by the World At Work (formerly the American Compensation Association) of executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between the achievement of organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company's performance is superior to theirs and below such comparators if the Company's performance is inferior to theirs. Third, the Company's compensation program should allow it to attract and retain individuals whose performance will enhance stockholder value of the Company.

   The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the "Comparator Group") to serve as the basis for determining the appropriate cash element of the Program (base salary and annual bonus). The companies in the Comparator Group are selected by the Compensation Committee with the assistance of an outside compensation consultant from the pharmaceutical/healthcare industry based on their comparability to the Company as determined by factors such as total revenue, market capitalization, return on equity and business focus.

   Base salary, annual bonus and equity incentive compensation, the three components of the executive officers' compensation, including the Chief Executive Officer's compensation, provided under the Program for 2001, are discussed below. Base salaries and equity incentive compensation for 2001 were established by the Compensation Committee in early 2001 based on prior years' performance and the additional factors discussed below.

   Base Salary. The Compensation Committee sets base salaries, including the Chief Executive Officer's salary, after a structured annual review with input from the Chief Executive Officer regarding the other executive officers. This annual review includes an examination of base salary levels of the Comparator Group to determine whether the Company's salary levels are in line with median salary levels of the Comparator Group. Base salary decisions also are made after a review of three equally weighted criteria: (i) performance relative to corporate budgets; (ii) performance on specific projects; and (iii) management attributes/skills performance.

   Annual Bonus. Annual cash bonuses, including the Chief Executive Officer's annual bonus, are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above the planned operating goals. The Compensation Committee attempts to establish potential bonus amounts at levels consistent with those used by the Comparator Group. For fiscal year 2001, if all planned operating goals were attained or exceeded, the executive officers, including the Chief Executive Officer, were eligible to receive cash bonuses of up to 125% of their base salaries.

   Equity Incentive Compensation. The long-term performance-based compensation of executive officers, including long-term performance-based compensation of the Chief Executive Officer, takes the form of option awards under the Company's stock option plans. The Compensation Committee believes that this equity-based compensation ensures that the Company's executive officers, including the Chief Executive Officer, have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Common Stock at the time of the grant. Accordingly, stock options will have value only if the Company's stock price increases from the price on the date of grant. Vesting is used to encourage employees to remain with the Company. In 2001, the Compensation

Committee approved the issuance of options to the executive officers, including the Chief Executive Officer, in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company's stockholders. The Compensation Committee considered options already held when granting new awards in 2001.

   Other Compensation. The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

   Chief Executive Officer Compensation.   Mr. Gury's base salary for 2001 was
established in accordance with the general guidelines above. A portion of Mr. Gury's annual bonus for 2001 was based on the achievement of certain revenue and profitability (pretax income as a percentage of revenue) targets. Mr. Gury also received a special cash bonus in recognition of successfully concluding the sale of the majority of the Company's antibody collection business in September 2001. An annual stock option grant was made to Mr. Gury in accordance with certain criteria including an assessment of the overall market competitiveness of Mr. Gury's total compensation and an allocation of stock options using a compensation-based formula. In addition, Mr. Gury received a special stock option grant in recognition of successfully concluding the sale of the majority of the Company's antibody collection business in September 2001.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          Richard A. Harvey, Jr., Chairman
                                          George W. Ebright
                                          Stephen G. Sudovar (appointed to the
                                            Compensation
                                            Committee on January 11, 2002)

                            AUDIT COMMITTEE REPORT

   The Company's Audit Committee is composed of three directors, all of whom are independent as defined in the National Association of Securities Dealers' listing standards. The Audit Committee operates under a Charter recommended by the Audit Committee and approved by the Board of Directors. A copy of the Charter is included as Appendix A to this Proxy Statement. A summary of the Audit Committee's function and responsibilities under the Charter can be found on page 3 of this Proxy Statement.

   Management is responsible for the Company's financial statements and financial reporting process, including the Company's internal controls. The Company's independent accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. While the Audit Committee is responsible for monitoring these processes, it does not prepare or audit the Company's financial statements or certify their accuracy.

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2001 with management.

   The Audit Committee has met with Ernst & Young LLP, with and without management present, and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of financial statements. The Audit Committee also has discussed with Ernst & Young LLP its independence and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. During fiscal year 2001, the Audit Committee considered management's recommendation that the Company retain affiliates of Ernst & Young LLP to assist in corporate partnering and real estate activities and approved such retention on the basis that these activities would not impair Ernst & Young LLP's independence.

   In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001. The Audit Committee recommended and the Board of Directors has appointed Ernst & Young LLP to serve as the Company's principal independent public accountants for the current fiscal year.

                                          Respectfully submitted by,

                                          THE AUDIT COMMITTEE
                                          David L. Castaldi, Chairman
                                          Geoffrey F. Cox, Ph.D.
                                          Linda Jenckes

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP served as the Company's principal independent public accountants for the fiscal year ended December 29, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 29, 2001 were $227,800.

   Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not render financial information systems design and implementation services for the fiscal year ended December 29, 2001.

   All Other Fees. The aggregate fees billed by Ernst & Young LLP for other services rendered for the fiscal year ended December 29, 2001 were $558,364, including audit related services of $161,225 and non-audit related services of $397,139. Audit related services included accounting consultation, SEC filings and employee benefit plan audits. Non-audit related services included tax planning and human resources consulting. Non-audit related services also included corporate finance services rendered by E&Y Capital Advisors LLC, an affiliate of Ernst & Young LLP.

                             CERTAIN STOCKHOLDERS

   The following table sets forth information as of April 1, 2002 (except as otherwise indicated in the notes below) with respect to (i) each director of the Company, (ii) the named executive officers, (iii) executive officers and directors of the Company as a group and (iv) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock. Except as otherwise indicated, this information has been provided by the persons listed in the table.

                                                                                  Percent of
                                                             Shares Beneficially Outstanding
Name of Beneficial Owner                                          Owned(l)       Shares Owned
------------------------                                     ------------------- ------------
Directors
David J. Gury...............................................      1,451,241(2)       3.71%
David L. Castaldi...........................................         54,215(3)          *
Geoffrey F. Cox, Ph.D.......................................         19,395(4)          *
George W. Ebright...........................................         52,700(5)          *
Richard A. Harvey, Jr.......................................         31,749(6)          *
Linda Jenckes...............................................         33,000(7)          *
Stephen G. Sudovar..........................................            396             *
Thomas H. McLain............................................        237,408(8)          *

Named Executive Officers
David J. Gury...............................................      1,451,241(2)       3.71%
Thomas H. McLain............................................        237,408(8)          *
Bruce K. Farley.............................................        213,908(9)          *
Robert B. Naso, Ph.D........................................        344,411(10)         *
Mark L. Smith...............................................         87,257(11)         *
C. Thomas Johns.............................................         79,413(12)         *
All executive officers and directors as a group (12 Persons)      2,402,791(13)      6.01%

Greater Than Five Percent Stockholders (14)
Deerfield Capital, L.P. et al...............................      3,000,000(15)      7.85%
 450 Lexington Avenue
 Suite 1450
 New York, NY 10017

Heartland Advisors, Inc.....................................      3,061,900(16)      8.01%
 789 North Water Street
 Milwaukee, WI 53202

Dimensional Fund Advisors Inc...............................      2,307,972(17)      6.04%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

--------
 *   Less than 1%.

(1) Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2) Consists of (i) 373,410 shares of Common Stock owned by Mr. Gury; (ii) an aggregate of 126,000 shares of Common Stock owned by Mr. Gury's immediate family and 4,500 shares held by Mr. Gury as trustee under trusts for the benefit of his children, as to which Mr. Gury disclaims beneficial ownership; and (iii) 947,331 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(3) Consists of (i) 19,015 shares of Common Stock owned by Mr. Castaldi; (ii) 29,000 shares of Common Stock that may be acquired under stock options that are presently exercisable; and (iii) 6,200 shares of Common Stock that are held by Mr. Castaldi's wife and daughter, as to which Mr. Castaldi disclaims beneficial ownership; but excludes 7,142 shares of Common Stock that as of April 1, 2002 could have been acquired upon the conversion of the Company's 6.5% Convertible Subordinated Notes due February 1, 2003 (the "Notes") held by Mr. Castaldi because the Notes were redeemed by the Company on April 8, 2002.

(4) Consists of (i) 4,395 shares of Common Stock owned by Dr. Cox; and (ii) 15,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(5)  Consists of (i) 3,950 shares of Common Stock owned by Mr. Ebright; and
     (ii) 48,750 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(6) Consists of (i) 2,749 shares of Common Stock owned by Mr. Harvey; and (ii) 29,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(7) Consists of (i) 1,000 shares of Common Stock owned by Ms. Jenkes; and (ii) 32,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(8) Consists of (i) 130 shares of Common Stock owned by Mr. McLain's children, as to which Mr. McLain disclaims beneficial ownership; (ii) 35,500 shares of Common Stock owned by Mr. McLain jointly with his wife; and (iii) 201,778 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(9) Consists of (i) 545 shares of Common Stock owned by Mr. Farley; (ii) 4,200 shares of Common Stock held by Mr. Farley as co-trustee with his wife for the benefit of his children and their surviving spouses; and (iii) 209,163 shares of Common Stock that may be acquired under stock options that are presently exercisable. Mr. Farley is no longer an employee of the Company. The Company is not able to verify the information in the table and in this note, which is based on information provided to the Company in connection with its 2000 annual meeting of stockholders and accounts for option exercises in 2001 but does not account for other possible transactions by Mr. Farley in 2001.

(10) Consists of (i) 6,515 shares of Common Stock owned by Dr. Naso; and (ii) 337,896 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(11) Consists of (i) 8,785 shares of Common Stock owned by Mr. Smith; and (ii) 78,472 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(12) Consists of (i) 31,664 shares of Common Stock owned by Mr. Johns; and (ii) 47,749 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(13) See notes 2-8 and 10-12. Also includes (i) 2,231 shares of Common Stock; and (ii) 9,375 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 31, 2002.

(14) Excludes 2,043,929 shares of Common Stock beneficially owned by Loomis, Sayles & Co., L.P. according to a Schedule 13G filed by them with the SEC on February 6, 2002 that as of April 1, 2002 could have been acquired upon the conversion of the Notes held by Loomis, Sayles & Co., L.P. because the Notes were redeemed by the Company on April 8, 2002.

(15) The information in the table and in this note is derived from a Schedule 13G filed with the SEC on February 14, 2002 by Deerfield Capital, L.P., which shares voting and investment power over 2,106,001 shares, Deerfield Partners, L.P., which shares voting and investment power over 2,106,001 shares, Deerfield Management Company, which shares voting and investment power over 893,999 shares, Deerfield International Limited, which shares voting and investment power over 893,999 shares, and Arnold H. Snider, who shares voting and investment power over 3,000,000 shares. Mr. Snider is the president of the general partner of each of the foregoing entities.

(16) The information in the table and this note is derived from a Schedule 13G filed with the SEC on January 31, 2002 by Heartland Advisors, Inc., a registered investment advisor, which has sole voting power over 401,471 shares and sole investment power over 3,065,471 shares, and William J. Nasgovitz, who has sole voting power over 2,500,000 shares. Mr. Nasgovitz is the president and principal shareholder of Heartland Advisors, Inc. The information in the table excludes 3,571 shares of Common Stock that as of April 1, 2002 could have been acquired upon the conversion of the Notes held by Heartland Advisors, Inc. because the Notes were redeemed by the Company on April 8, 2002.

(17) Dimensional Fund Advisors Inc. is a registered investment advisor. The information in the table and this note is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 12, 2002.

                             CERTAIN TRANSACTIONS

Transactions Involving Officers and Directors

   Mr. Gury, the Company's Chairman, President and Chief Executive Officer, borrowed money from the Company pursuant to a one-year promissory note executed on January 1, 2001. The original principal amount of the note was $339,211, and the money was used for tax obligations. Interest on the note accrued at the applicable federal rate. During 2001, Mr. Gury prepaid $186,000 under the note and the maturity date of the note was extended, with the expectation that the note would be repaid in the first quarter of 2002. As of December 29, 2001, the outstanding balance on the note was $162,301. On February 23, 2002, Mr. Gury repaid the entire outstanding balance on the note.

   On April 2, 2001, the Company entered into a Separation Agreement with David
D. Muth, the Company's former Senior Vice President, Business Operations. Pursuant to the Agreement, the Company agreed to provide Mr. Muth with: (i) professional outplacement assistance for six months; (ii) immediate vesting of all of his non-vested stock options, which will be exercisable until October 2, 2003, but in no event later than the original option expiration date; (iii) severance pay at the annualized rate of $238,000 through April 30, 2002; (iv) an enhanced stock option award of 30,000 shares with immediate vesting at an exercise price of $4.6875 per share; and (v) pro rata bonus compensation of $43,590. Mr. Muth has executed a release in favor of the Company.

   On May 7, 2001, in contemplation of the sale of a majority of its antibody collection business, the Company entered into a letter agreement with Mr. Farley, the Company's former Senior Vice President, Manufacturing Operations. The agreement provided that Mr. Farley would assist in the consummation of the sale and that at the closing he would be entitled to receive from the Company an amount in cash determined according to the gross proceeds received by the Company in the sale. In addition, the agreement provided a severance package for Mr. Farley if neither the buyer nor the Company offered him employment after the sale. In connection with the successful completion of the sale of a majority of the Company's antibody collection business, the Company paid Mr. Farley $200,000 on September 14, 2001. Mr. Farley has executed a release in favor of the Company.

   Mr. Harvey, a director of the Company, is the President of Stonebridge Associates, LLC ("Stonebridge"), an investment banking firm. Stonebridge acted as the Company's financial advisor in the sale of a majority of the Company's antibody collection business in September 2001. Pursuant to the sale, the Company paid a fee of approximately $1,463,000 to Stonebridge.

   In October 2001, the Company retained Stonebridge to provide financial advisory services in connection with the Company's corporate expansion strategy for a retainer of $150,000 per quarter. This engagement may be terminated by either party upon 30 days prior written notice beginning January 26, 2002. If the engagement results in transactions by the Company involving aggregate consideration paid in excess of a specified level, Stonebridge will receive additional fees based upon the consideration paid.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year, with the following exceptions.

   Ms. Jenckes, a director of the Company, filed a Form 5 on April 5, 2002 disclosing her purchase of 1,000 shares of Common Stock in a market transaction on September 20, 2001.

   Mr. Farley, the Company's former Senior Vice President, Manufacturing Operations, failed to file either a Form 4 or Form 5 disclosing options to purchase 54,500 shares of Common Stock that were granted to him by the Company in 2001.

   Mr. Muth, the Company's former Senior Vice President, Business Operations, failed to file either a Form 4 or Form 5 disclosing options to purchase 68,700 shares of Common Stock that were granted to him by the Company in 2001.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholder proposals intended to be presented at the next annual meeting of stockholders must be in writing and be received by the Company at its principal executive offices (i) no later than December 16, 2002 (to be considered for inclusion in next year's proxy materials) and (ii) in accordance with the advance notice provision in the Company's By-laws that is summarized below.

   The Company's By-laws set forth notice procedures applicable in order for stockholder proposals and nominations to be considered at meetings of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting, except that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                          ANNUAL REPORT ON FORM 10-K

   The Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to Mark Smith, Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487.

                                 OTHER MATTERS

   The Board of Directors is not aware of any matter other than the election of directors that will be considered at the Annual Meeting. However, if any matter comes before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote in accordance with their best judgment.

   The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies by telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in connection therewith.

                                          By Order of the Board of Directors,

                                          Constantine Alexander
                                          Secretary
April 15, 2002

                                                                     Appendix A

                            NABI BIOPHARMACEUTICALS
                            AUDIT COMMITTEE CHARTER

   The Audit Committee shall be comprised of Directors who meet the independence and experience requirements of the Nasdaq National Market, Inc. and shall on behalf of the Board of Directors have responsibility for overseeing the corporation's accounting and financial reporting policies, procedures and practices and maintaining a direct line of communications between the Board of Directors and the corporation's independent accountants. Except as the Board of Directors may otherwise determine, the Audit Committee may make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the corporation provide for the conduct of business by the Board of Directors.

   The tasks of the Audit Committee shall include the following:

   1. The Audit Committee shall make recommendations to the Board of Directors with regard to the selection of the corporation's independent accountants. The Audit Committee shall monitor the independence of the corporation's independent accountants, including any relationship or services that may impact the objectivity and independence of the corporation's independent accountants. In furtherance thereof, the Audit Committee shall seek from the corporation's independent accountants a description of all relationships between the corporation's independent accountants and the corporation and shall actively engage in a dialog with the corporation's independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the corporation's independent accountants. These accountants shall be ultimately accountable to the Board of Directors of the corporation and the Audit Committee as representatives of the stockholders.

   2. The Audit Committee shall review the corporation's financial statements and the results of the independent audit, including the adequacy of internal controls and financial accounting policies. The Audit Committee shall review the corporation's annual audited financial statements with management and shall recommend to the Board of Directors whether these financial statements should be included in the corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

   3. The Audit Committee shall, to the extent it deems appropriate, review reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

   4. The Audit Committee shall oversee or conduct special investigations or other functions at the request of the Board of Directors.

   5. The Audit Committee shall meet as a separate Committee at least once per year and as often as it deems necessary to carry out its duties. The Audit Committee shall make regular reports to the Board of Directors.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the corporation or the corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

--------------------------------------------------------------------------------
                                REVOCABLE PROXY

                            Nabi Biopharmaceuticals

             5800 Park of Commerce Blvd., NW, Boca Raton, FL 33487
                  Annual Meeting of Stockholders May 17, 2002
 This Proxy is Solicited on Behalf of the Board of Directors, which Recommends
                   Approval of the Proposal Contained Herein

The undersigned hereby appoint(s) C. Thomas Johns, Thomas H. McLain and Mark L. Smith, and each of them, as Proxies of the undersigned, with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi Biopharmaceuticals, to be held Friday, May 17, 2002 at 10:00 a.m. at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, and all adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein, as may properly come before the Meeting for which Nabi Biopharmaceuticals did not receive proper notice in accordance with its By-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling, with good cause to serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.
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 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN, DATE & MAIL
                             YOUR PROXY CARD TODAY.

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Nabi Biopharmaceuticals

  Vote On Directors                                                                                                           ------

  1. For the election of all nominees listed below (except as indicated): For   Withhold   For All  To withhold authority to
                                                                          All     All       Except  vote, mark "For All
                                                                                                    Except" and write the
                                                                                                    nominee's number on the
                                                                                                    line below.
     01) David L. Castaldi       05) Richard A. Harvey, Jr.
     02) Geoffrey F. Cox         06) Linda Jenckes                        [_]   [_]        [_]      ________________________________
     03) George W. Ebright       07) Thomas H. McLain
     04) David J. Gury           08) Stephen G. Sudovar

  Please be sure to sign and date this Proxy. In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

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Signature (PLEASE SIGN WITHIN BOX)    Date                                            Signature (Joint Owners)             Date
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